FOSTER WHEELER ANNOUNCES PLAN FOR
                            CHANGE IN LEGAL DOMICILE
 PROPOSED CHANGE SHOULD RESULT IN GREATER OPERATIONAL AND FINANCIAL FLEXIBILITY


     CLINTON, N.J., November 29, 2000 -- Foster Wheeler Corporation (NYSE:FWC) today announced that its board of directors has unanimously approved a plan to modify Foster Wheeler's corporate structure so that the company's legal domicile will effectively be changed from New York to Bermuda. This plan is subject to approval by two thirds of the company's stockholders at its annual meeting in April 2001.

     "This change is another strategic initiative we are taking to strengthen the company's balance sheet and its business in the long term," said Richard J. Swift, Foster Wheeler's chairman, president and CEO. "The majority of our revenues and income is derived from outside the United States, and we believe that the business, regulatory and tax environment in Bermuda should enable us to create more value for our stockholders. Our change in legal domicile will allow Foster Wheeler to compete more effectively worldwide because it should result in greater operational flexibility and better position us to manage international cash flows and our complex worldwide tax arrangements."

     The structural changes are expected to benefit Foster Wheeler and its stockholders for several reasons. Specifically, Gilles A. Renaud, Foster Wheeler's senior vice president and CFO, noted that the reconfiguration:

     o Will allow Foster Wheeler to realign its business to achieve greater operational flexibility, including improved worldwide cash management;

     o May provide a more favorable corporate structure for the expansion of Foster Wheeler's current business and future strategic alliances and acquisitions;

     o Will give the company more financial flexibility and may have a favorable effect on its ability to access international capital markets; and

     o Will provide greater flexibility in the long term to manage worldwide tax liabilities, which should stabilize the company's global effective tax rate.

     "We expect this transition to be seamless and transparent for our employees, vendors and customers around the world," said Renaud.

     "Corporate operations will continue to be managed from our current headquarters in Clinton, New Jersey, and we remain fully committed to our employees and local communities everywhere we currently do business," Swift added.

     The plan approved by the board calls for the creation of a new Bermuda-based holding company to be called Foster Wheeler Ltd. Shareholders of Foster Wheeler Corporation will receive a number of shares in Foster Wheeler Ltd. equal to the number of shares they hold in Foster Wheeler Corporation. These shares will have substantially the same attributes as Foster Wheeler Corporation common shares and are expected to be listed on the New York Stock Exchange under the symbol FWC.

     The proxy, which will be issued in March 2001, will give details of the transaction. This reconfiguration is subject to stockholder approval at Foster Wheeler's Annual Meeting of Stockholders on April 23, 2001.

                                      # # #

Notes to Editors:

1.   ANNOUNCEMENT DISCLAIMER

     This announcement does not constitute an offer of any securities for sale or an offer or an invitation to purchase any securities. Investors should carefully review Foster Wheeler Ltd.'s registration statement and the related proxy statement/prospectus with respect to the proposed transaction when they are filed with the SEC before making any decision concerning the proposed offer. These documents will contain important information. Once filed, investors will be able to obtain these documents and any other relevant documents for free at the SEC's web site, www.sec.gov, and at Foster Wheeler Corporation's web site, www.fwc.com. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

2.   CONFERENCE CALL NOTICE

     Foster Wheeler will conduct a conference call to discuss this announcement today, November 29, at 1:00 p.m. (EST), which will also be webcast live on the Internet. The call will be accessible to the public by telephone or webcast. To listen to the call by telephone in the United States, dial
     (800) 370-0740 approximately ten minutes before the call. International access is available by dialing (973) 321-2002. The conference call will also be available over the Internet at WWW.FWC.COM or through StreetEvents at WWW.STREETEVENTS.COM.

     A replay of the call will be available on the company's web site as well as by telephone. To listen to the replay by telephone, dial (877) 318-5459 or
     (402) 220-0513 starting one hour after the conclusion of the call through 8:00 p.m. on Wednesday, December 6, 2000. The replay can also be accessed on the company's web site for two weeks following the call.

3.   ABOUT FOSTER WHEELER

     Foster Wheeler Corporation is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research, plant operations and environmental services. The Corporation's headquarters are at Clinton, N.J. For more information about Foster Wheeler, visit our World-Wide Web site at www.fwc.com.

4.   SAFE HARBOR STATEMENT

     This news release contains forward-looking statements that are based on management's assumptions, expectations and projections about the various industries within which the Corporation operates. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Corporation cautions that a variety of factors, including but not limited to the following, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the energy, power and environmental industries, changes in regulatory environment, changes in project schedules, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, outcomes of pending and future litigation, protection and validity of patents and other intellectual property rights, and increasing competition by foreign and domestic companies.

                                      # # #

11-29-00

MEDIA CONTACT ONLY:  Alastair Davie  908-730-4444

FINANCIAL ANALYST CONTACT:  Michael Caverly  908-730-5430